As Filed with the Securities and Exchange Commission on September 29, 1997 Registration Number 0-25614
                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549 FORM S-8
                             REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                GLOBUS CELLULAR, LTD.
formally GLOBUS CELLULAR & USER PROTECTION, LTD.
                   (Exact name of registrant as specified in charter)


      NEVADA                                                   65-
0395829
(State or other                                             (I.R.S.
Employer
 jurisdictions                                        Identification
Number)
of incorporation
or organization)

                               1980 Windsor Road
                   Kelowna, British Columbia, Canada V1Y 4R5 Telephone:
                          (604) 860-3130
(Registrant's principal executive offices and principal place of business)

Globus Cellular & User Protection, Ltd. 1996 Non-Statutory Stock Option
Plan


                              Laughlin & Associates
                             2533 North Carson Street Carson City,
                             Nevada 89710 Telephone: (702) 883-8484
             (Name, address and telephone number of agent for service.)

                         CALCULATION OF REGISTRATION FEE

Title of each                                         Proposed     Proposed        Amount of
   class of                        Amount to be       offering    aggregate      registration
  securities                        registered          price   offering price        fee
Common Stock
$.001 par value                    500,000             1.20      $600,000          $187.50






                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

(a)     The registrant's latest annual report on Form 10-KSB.
(b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.
(c) Description of securities contained in the registrant's latest annual report on Form 10-KSB.

All documents subsequently filed by the registrant pursuant to Sections

13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Names Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, Registrant may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the best interest of Registrant. In certain cases, the Registrant may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, Registrant must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, Registrant is informed indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.


Item 9.  Undertakings.


(a)     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;



Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities
Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Kelowna, British Columbia, Canada on September 21, 1997.




GLOBUS CELLULAR, LTD.




Date:  9/21/97                   /s/ Dr. Paul Bickert
      ----------              -------------------------------
                               By: Dr. Paul Bickert, Chief Executive
Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


Name                                                  Date

/s/ Dr. Paul F. Bickert                             9/21/97
--------------------------------                 ---------------------
Dr. Paul F. Bickert, Principal executive
officer, Controller, Principal financial officer and Director



/s/ Ronald Armstrong                                 9/21/97 -------
-------------------------                  -------------------Ronald
Armstrong, Vice President,
Secretary and Director


/s/ Jerome W. Cwiertnia                              9/21/97 -------


-------------------------                  -------------------Jerome


W. Cwiertnia and Director







Exhibit Index.


(1)    Not Applicable
(2)    Not Applicable
(3)    Not Applicable
(4)    Not Applicable
(5)    Consent and Opinion of J.M. Walker, 7841 South Garfield Way,
       Littleton, 80122 regarding legality of securities registered under this Registration Statement and to the references to such attorney in the Registration Statement on Form S-8
(6)    Not Applicable
(7)    Not Applicable
(8)    Not Applicable
(9)    Not Applicable
(10)   Not Applicable
(11)   Not Applicable
(12)   Not Applicable
(13)   Not Applicable
(14)   Not Applicable
(15)   Not Applicable
(16)   Not Applicable
(17)   Not Applicable
(18)   Not Applicable
(19)   Not Applicable
(20)   Not Applicable
(21)   Not Applicable
(22)   Not Applicable
(23)   Not Applicable
(24)   Consent of Scheifley & Associates, PC, Certified
Public
       Accountants for the Company
(25)   Not Applicable
(26)   Not Applicable
(27)   Not Applicable
(28)   Not Applicable
(99)   1996 Non-Statutory Stock Option Plan
(99.1) Amendment to 1996 Non-Statutory Stock Option
Plan

